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                                                                 Exhibit (a)(ii)

                              ARTICLES OF AMENDMENT

                                       OF

                     COHEN & STEERS GLOBAL REALTY FUND, INC.

                              changing its name to

                 COHEN & STEERS INTERNATIONAL REALTY FUND, INC.


                  Cohen & Steers Global Realty Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

                           "SECOND: The name of the corporation (hereinafter
                  called the "Corporation") is Cohen & Steers International Realty Fund, Inc."

                  SECOND: The foregoing charter amendment was duly approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.




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         IN WITNESS WHEREOF, Cohen & Steers Global Realty Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary on February 17, 2005.

                           COHEN & STEERS GLOBAL REALTY FUND, INC.



                           By:  ____________________________________
                                Martin Cohen
                                President

Witness:



--------------------------------
Robert H. Steers
Secretary

                  The UNDERSIGNED President of Cohen & Steers Global Realty Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges the Articles of Incorporation in the name and on behalf of said Corporation and further certifies that, to the best of his knowledge, information and belief all matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                                     ---------------------------
                                                     Martin Cohen
                                                     President